Exhibit 99.1


CONTIMORTGAGE
One Contipark
338 Warminster Road
Hatboro, PA 19040-3430
(215) 347-3000

March 17, 1998

ContiSecurities Asset Funding Corporation
277 Park Avenue
New York, NY 10172

RE:      CMC Home Equity Loan Trust 1997-4


Dear Sirs:

In accordance with Section 8.16 of the Pooling and Servicing Agreement, ContiMortgage Corporation, as Servicer, confirms that as of December 31, 1997:

         (i) we have completed a review of the activities of the Servicer during the year ended December 31, 1997, and of performance under the Pooling and Servicing Agreement has been made under my supervision;

         (ii) to the best of my knowledge, based on such review, the Servicer has fulfilled all its obligations under the Pooling and Servicing Agreement for the year ended December 31, 1997.


                                            Sincerely yours,

                                            /s/ Margaret M. Curry
                                            ---------------------
                                            Margaret M. Curry
                                            Sr. Vice President - Servicing